EXHIBIT 99.1




                                                           (HANOVER DIRECT LOGO)

FOR IMMEDIATE RELEASE

CONTACT:    Hanover Direct, Inc                 The MWW Group
            Charles Blue                        Rich Tauberman
            S.V.P. & Chief Financial Officer    Tel: (201) 507-9500
            Tel: (201) 272-3389


 HANOVER DIRECT REPORTS IMPROVEMENT IN FISCAL 2003 RESULTS FROM OPERATIONS OF
      $ 6.5 MILLION OVER PRIOR YEAR AND THE RESTATEMENT OF ITS 2002 10-K

EDGEWATER, NJ, April 9, 2004 -Hanover Direct, Inc. today announced operating results for the 52- weeks ended December 27, 2003.

The Company reported income from operations of $6.1 million for the year ended December 27, 2003 compared with a $0.4 million loss for the year ended December 28, 2002. The improvement in income from operations was achieved through reductions in special charges, general and administrative expenses and depreciation and amortization.

The Company reported that Internet sales continue to demonstrate strong growth over the prior year, reaching 27.9% of total revenues for the 52- week period ended December 27, 2003. Internet net revenues for the 52- week period ended December 27, 2003 were $108.6 million, or 24.2% above the comparable fiscal period in 2002. Total net revenues for the 52- weeks ended December 27, 2003 were $414.8 million, a decrease of $42.8 million (9.4%), from the comparable period in 2002. The decrease was due to a number of factors, including softness in the economy and demand for the Company's products during the first six months of the 2003 year. In addition, the Company's strategy of reducing unprofitable circulation also contributed to the decrease throughout the year.

The Company reported a net loss of $15.4 million or $0.16 per share for the year ended December 27, 2003, compared with a net loss of $9.1 million or $0.18 per share for the comparable period in the 2002 fiscal year. The per share amounts were calculated after deducting preferred dividends and accretion of $7.9 million and $15.6 million in fiscal years 2003 and 2002, respectively.
The weighted average number of shares of common stock outstanding was 144,387,672 and 138,280,196 for the fiscal years ended December 27, 2003 and December 28, 2002, respectively. The increase in weighted average number of shares was a result of the Chelsey Recapitalization consummated on November 30, 2003.

The $6.3 million increase in net loss was primarily due to:

(i) a $7.6 million deferred Federal income tax provision incurred during 2003 to increase the valuation allowance and fully reserve the remaining net deferred tax asset. Due to a number of factors, including the continued softness in the demand for the Company's products, management lowered its projections of future taxable income. As a result of lower projections of future taxable income, the future utilization of the Company's net operating losses were no longer "more-likely-than-not" to be achieved;

(ii) $7.2 million of additional interest expense incurred on the Series B Preferred Stock as a result of the implementation of FAS 150. Effective June 29, 2003, FAS 150 required the Company to reclassify its Series B Preferred Stock as a liability and reflect the accretion of the preferred stock balance as interest expense;

(iii) a $3.6 million decrease due to loss of variable contribution associated with declines in net revenues;

(iv) a $3.3 million increase due to a favorable summary judgment ruling at the District Court level in the Kaul litigation, resulting in a reversal of a substantial portion of the loss reserve related to this litigation;

(v) a $3.1 million increase due to the reduction of special charges recorded;

(vi) a $2.8 million increase due to continued reductions in cost of sales and operating expenses, general and administrative expenses and a decrease in depreciation and amortization;

(vii) an increase of $1.3 million due to the recognition of the deferred gain related to the June 29, 2001 sale of the Company's Improvements business; and

(viii) a $1.6 million benefit due to the implementation of the Company's revised vacation and sick benefit policy.

The Company filed an amendment to the Annual Report on Form 10-K for the year ended December 28, 2002 as well as an amendment to the Quarterly Report on Form 10-Q for the quarter ended September 27, 2003. The Company has re-examined the provisions of the Congress Credit Facility and, based on EITF Issue No. 95-22, "Balance Sheet

Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement", and certain provisions in the credit agreement, the Company is required to reclassify its revolving credit facility from long-term to short-term debt, though the existing revolving loan facility does not mature until January 31, 2007. As a result, the Company has reclassified $8.8 million as of December 28, 2002 and $13.2 million as of September 27, 2003 from Long-term debt to Short-term debt and capital lease obligations that is classified as Current liabilities.

A conference call with the management of Hanover Direct, Inc to review the Fiscal Year 2003 operating results will be held on Tuesday, April 13, 2004 at 2:00 p.m. Eastern Daylight Time. If you would like to participate in the call, please call 877-691-0878 (Domestic) and 973-582-2741 (International) between 1:50 p.m. and 1:55 p.m. Eastern Daylight Time. The call will begin promptly at 2:00 p.m. Eastern Daylight Time. A re-play of the conference will be available from 5:00 p.m. Eastern Daylight Time on Tuesday, April 13, 2004 until 5:00 p.m. Eastern Daylight Time on Wednesday, April 14, 2004 and can be accessed by calling 877-519-4471 (Domestic) and 973-341-3080 (International) and entering the Reservation No.: 4685907.

The Hanover Direct, Inc. 2004 Annual Shareholders Meeting has been scheduled for Thursday, June 3, 2004. The meeting will be held at the Sheraton Suites on Hudson, located at 500 Harbor Boulevard, Weehawken, NJ, and will commence at 9:30 a.m. Eastern Daylight Time. The record date for shareholders entitled to vote at the Annual Meeting is the close of business on April 19, 2004.

ABOUT HANOVER DIRECT, INC.

Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company's catalog and Internet portfolio of home fashions, apparel and gift brands include Domestications, The Company Store, Company Kids, Silhouettes, International Male, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. Keystone Internet Services, LLC (www.keystoneinternet.com), the Company's third party fulfillment operation, also provides the logistical, IT and fulfillment needs of the Company's catalogs and web sites. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.

                      HANOVER DIRECT, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)



                                                                     AS RESTATED
                                                     DECEMBER 27,    DECEMBER 28,
                                                         2003            2002
                                                      ---------       ---------
                   ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                         $   2,282       $     785
    Accounts receivable, net                             14,335          16,945
    Inventories                                          41,576          53,131
    Prepaid catalog costs                                11,808          13,459
    Other current assets                                  3,951           3,967
                                                      ---------       ---------
      Total Current Assets                               73,952          88,287
                                                      ---------       ---------
PROPERTY AND EQUIPMENT, AT COST:
    Land                                                  4,361           4,395
    Buildings and building improvements                  18,210          18,205
    Leasehold improvements                               10,108           9,915
    Furniture, fixtures and equipment                    53,212          56,094
                                                      ---------       ---------
                                                         85,891          88,609
    Accumulated depreciation and amortization           (58,113)        (59,376)
                                                      ---------       ---------
      Property and equipment, net                        27,778          29,233
                                                      ---------       ---------
Goodwill, net                                             9,278           9,278
Deferred tax assets                                       2,213          12,400
Other non-current assets                                  1,575             902
                                                      ---------       ---------
      Total Assets                                    $ 114,796       $ 140,100
                                                      =========       =========




                             Continued on next page.

                      HANOVER DIRECT, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)



                                                                                             AS RESTATED
                                                                             DECEMBER 27,    DECEMBER 28,
                                                                                 2003            2002
                                                                              ---------       ---------
                LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
   Short-term debt and capital lease obligations                              $  13,468       $  12,621
   Accounts payable                                                              41,880          42,873
   Accrued liabilities                                                           12,918          26,351
   Customer prepayments and credits                                               5,485           4,722
   Deferred tax liabilities                                                       2,213           1,100
                                                                              ---------       ---------
         Total Current Liabilities                                               75,964          87,667
                                                                              ---------       ---------
NON-CURRENT LIABILITIES:
   Long-term debt                                                                9,042           12,508
   Series C Participating Preferred Stock, authorized, issued and outstanding 564,819 shares at December 27, 2003; liquidation
   preference of $56,482 at December 27, 2003                                    72,689              --
   Other                                                                          4,609           6,387
                                                                              ---------       ---------
         Total Non-current Liabilities                                           86,340          18,895
                                                                              ---------       ---------
         Total Liabilities                                                      162,304         106,562
                                                                              ---------       ---------
SERIES B PARTICIPATING PREFERRED STOCK, authorized, issued
   and outstanding 1,622,111 shares at December 28, 2002                             --          92,379
SHAREHOLDERS' DEFICIENCY:
   Common Stock, $.66 2/3 par value, authorized 300,000,000 shares;
   222,294,562 shares issued and outstanding at December 27, 2003 and
   140,336,729 shares issued and outstanding at December 28, 2002               148,197          93,625
   Capital in excess of par value                                               302,432         337,507
   Accumulated deficit                                                         (494,791)       (486,627)
                                                                              ---------       ---------
                                                                                (44,162)        (55,495)
                                                                              ---------       ---------
Less:
   Treasury stock, at cost (2,120,929 shares at December 27, 2003 and
      December 28, 2002)                                                         (2,996)         (2,996)
   Notes receivable from sale of Common Stock                                      (350)           (350)
                                                                              ---------       ---------
         Total Shareholders' Deficiency                                         (47,508)        (58,841)
                                                                              ---------       ---------
         Total Liabilities and Shareholders' Deficiency                       $ 114,796       $ 140,100
                                                                              =========       =========

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                      HANOVER DIRECT, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (IN
                 THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                          FOR THE 13- WEEKS ENDED         FOR THE 52- WEEKS ENDED
                                                                          -----------------------         -----------------------
                                                                        DECEMBER 27,    DECEMBER 28,    DECEMBER 27,    DECEMBER 28,
                                                                            2003            2002            2003            2002
                                                                         ---------       ---------       ---------       ---------
NET REVENUES                                                             $ 110,002       $ 128,251       $ 414,874       $ 457,644
                                                                         ---------       ---------       ---------       ---------

OPERATING COSTS AND EXPENSES:
   Cost of sales and operating expenses                                     66,757          80,152         261,118         290,531
   Special charges                                                             627           2,702           1,308           4,398
   Selling expenses                                                         25,444          28,685          99,543         105,239
   General and administrative expenses                                      11,223          15,452          42,080          52,258
   Depreciation and amortization                                             1,330           1,274           4,719           5,650
                                                                         ---------       ---------       ---------       ---------
                                                                           105,381         128,265         408,768         458,076
                                                                         ---------       ---------       ---------       ---------

INCOME (LOSS) FROM OPERATIONS                                                4,621             (14)          6,106            (432)
   Gain on sale of Improvements                                                 --            (252)         (1,911)           (570)
                                                                         ---------       ---------       ---------       ---------

INCOME (LOSS) BEFORE INTEREST AND INCOME TAXES                               4,621             238           8,017             138
   Interest expense, net                                                     4,246           1,461          12,088           5,477
                                                                         ---------       ---------       ---------       ---------

INCOME (LOSS) BEFORE INCOME TAXES                                              375          (1,223)         (4,071)         (5,339)
   Provision for deferred Federal income taxes                                  --           3,700          11,300           3,700
   Provision for state income taxes                                             11               1              28              91
                                                                         ---------       ---------       ---------       ---------

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)                              364          (4,924)        (15,399)         (9,130)
   Preferred stock dividends and accretion                                      --           4,964           7,922          15,556
                                                                         ---------       ---------       ---------       ---------

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS                      $     364       $  (9,888)      $ (23,321)      $ (24,686)
                                                                         =========       =========       =========       =========

NET INCOME (LOSS) PER COMMON SHARE:
   Net income (loss) per common share - basic and diluted                $     .00       $    (.07)      $    (.16)      $    (.18)
                                                                         =========       =========       =========       =========
   Weighted average common shares outstanding -
     basic and diluted (thousands)                                         162,603         138,316         144,388         138,280
                                                                         =========       =========       =========       =========

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                      HANOVER DIRECT, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                                                                             FOR THE 52- WEEKS
                                                                                                                   ENDED
                                                                                                        DECEMBER 27,    DECEMBER 28,
                                                                                                            2003            2002
                                                                                                         ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                                 $ (15,399)      $  (9,130)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization, including deferred fees                                                    5,715           7,203
   Provision for doubtful accounts                                                                             378             304
   Special charges                                                                                              16              18
   Deferred tax asset                                                                                       11,300           3,700
   Gain on the sale of Improvements                                                                         (1,911)           (570)
   Gain on the sale of property and equipment                                                                   (4)           (167)
   Interest expense related to Series B Participating Preferred Stock redemption price increase              7,235              --
   Compensation expense related to stock options                                                             1,141           1,332
Changes in assets and liabilities:
   Accounts receivable                                                                                       2,232           2,207
   Inventories                                                                                              11,555           6,092
   Prepaid catalog costs                                                                                     1,651           1,161
   Accounts payable                                                                                           (993)         (3,475)
   Accrued liabilities                                                                                     (13,433)          1,219
   Customer prepayments and credits                                                                            763            (421)
   Other, net                                                                                               (2,173)         (4,814)
                                                                                                         ---------       ---------
Net cash provided by operating activities                                                                    8,073           4,659
                                                                                                         ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of property and equipment                                                                   (1,895)           (639)
   Proceeds from sale of Improvements                                                                        2,000             570
   Costs related to the early release of escrow funds                                                          (89)             --
   Proceeds from disposal of property and equipment                                                             78             169
                                                                                                         ---------       ---------
Net cash provided by investing activities                                                                       94             100
                                                                                                         ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings (payments) under Congress revolving loan facility                                            179          (4,704)
   Borrowings under Congress Tranche B term loan facility                                                       --           3,500
   Payments under Congress Tranche A term loan facility                                                     (1,991)         (1,991)
   Payments under Congress Tranche B term loan facility                                                     (1,800)         (1,314)
   Payments of capital lease obligations                                                                      (466)           (104)
   Payments of debt issuance costs                                                                            (910)           (722)
   Payment of Series C Participating Preferred Stock issuance costs                                         (1,334)
   Proceeds from issuance of common stock                                                                       --              25
   Series B Participating Preferred Stock Transaction Cost Adjustment                                           --             215
   Payment of estimated Richemont tax obligation on Series B Participating Preferred Stock accretion          (347)             --
   Other, net                                                                                                   (1)
                                                                                                         ---------       ---------
Net cash used by financing activities                                                                       (6,670)         (5,095)
                                                                                                         ---------       ---------
Net increase (decrease) in cash and cash equivalents                                                         1,497            (336)
Cash and cash equivalents at the beginning of the year                                                         785           1,121
                                                                                                         ---------       ---------
Cash and cash equivalents at the end of the period                                                       $   2,282       $     785
                                                                                                         =========       =========


                             Continued on next page.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for:
   Interest                                                                                              $   3,325       $   3,405
   Income taxes                                                                                                705             193
Non-cash investing and financing activities:
   Series B Participating Preferred Stock redemption price increase                                      $   7,575       $  15,556
   Redemption of Series B Participating Preferred Stock                                                    107,536
   Issuance of Series C Participating Preferred Stock                                                       72,689
   Gain on issuance of Series C Participating Preferred Stock                                               13,867
   Tandem share expirations                                                                                                     55
   Capital lease obligations                                                                                 1,459              32